CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-147743 of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company of New York on Form N-4 of our report dated April 8, 2014 on the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company of New York appearing in the Statement of Additional Information, which is incorporated from Post-Effective Amendment No. 9 to Registration Statement No. 333-147743 filed on April 29, 2014, which is part of this Registration Statement, as amended.
We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” appearing in the Prospectus and the Statement of Additional Information, which are incorporated from Post-Effective Amendment No. 9 to Registration Statement No. 333-147743 filed on April 29, 2014, which is part of this Registration Statement, as amended.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
August 15, 2014